Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266750

PROSPECTUS

50,888,826 Shares of Common Stock

This prospectus relates to the issuance by us of up to (i) 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), that may be issued upon exercise of warrants issued by us March 1, 2022 to purchase Common Stock at an exercise price of $1.50 per share of Common Stock (the “Series E Warrants”) and (ii) 125,000 shares of Common Stock that may be issued upon exercise of warrants issued by us June 8, 2022 to purchase Common Stock at an exercise price of $1.50 per share of Common Stock (the “Series G Warrants”).

This prospectus also relates to the resale from time to time by the selling stockholders of Hall of Fame Resort & Entertainment Company (the “Company”) identified in the selling stockholders section of this prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 49,263,826 shares of our Common Stock (the “Resale Shares”). The Resale Shares that may be offered and sold from time to time by the Selling Stockholders pursuant to this prospectus consist of:

●	up to 6,240,868 shares of Common Stock issuable upon conversion of the $8,751,763 principal amount, plus deferred accumulated interest at maturity of $609,539, Term Loan Agreement (as defined herein), at an original conversion price of $1.50, subject to adjustment;

●	up to 2,849,028 shares of Common Stock issuable upon conversion of the $4,273,543 principal amount Amended Assigned IRG Note (as defined herein), at an original conversion price of $1.50 per share, subject to adjustment;

●	up to 3,920,681 shares of Common Stock issuable upon conversion of the $4,273,543 principal amount Amended Assigned JKP Note (as defined herein), at an original conversion price of $1.09 per share, subject to adjustment;

●	up to 9,655,344 shares of Common Stock issuable upon conversion of the $8,394,836 principal amount, plus deferred accumulated interest at maturity of $2,129,490, JKP Promissory Note (as defined herein) (together with the Term Loan Agreement, the Amended Assigned IRG Note and the Amended Assigned JKP Note, the “Convertible Debt”), at an original conversion price of $1.09 per share, subject to adjustment;

●	330,000 issued and outstanding shares of Common Stock (the “Term Loan Commitment Fee Shares”) that were issued as part of the consideration for Term Loan Amendment Number 6 (as defined herein);

●	125,000 issued and outstanding shares of Common Stock (the “IRG Split Note Commitment Fee Shares”) that were issued as part of the consideration for the Amended Assigned IRG Note;

●	125,000 issued and outstanding shares of Common Stock (the “JKP Split Note Commitment Fee Shares”) that were issued as part of the consideration for the Amended Assigned JKP Note;

●	280,000 issued and outstanding shares of Common Stock (the “JKP Note Commitment Fee Shares”) that were issued as part of the consideration for the Second Amendment to JKP Promissory Note (as defined herein);

●	125,000 issued and outstanding shares of Common Stock (the “New Note Commitment Fee Shares” and, together with the Term Loan Commitment Fee Shares, the IRG Split Note Commitment Fee Shares, the JKP Split Note Commitment Fee Shares, and the JKP Note Commitment Fee Shares, the “Commitment Fee Shares”) that were issued as part of the consideration for a $4,000,000 loan (the “New Loan”) by Midwest Lender Fund, LLC, a limited liability company wholly owned by our director Stuart Lichter (“MLF”), to HOF Village Center For Performance, LLC, a wholly-owned subsidiary of the Company (“HOF Village CFP”), which New Loan is evidenced by a promissory note (the “New Note”) issued by HOF Village CFP to MLF;

●	up to 10,036,925 shares of Common Stock that are issuable upon the exercise of the Amended and Restated Series C Warrants (defined herein) at $1.40 per share, subject to adjustment;

●	up to 2,450,980 shares of Common Stock that are issuable upon the exercise of the Amended and Restated Series D Warrants (defined herein) at $6.90 per share, subject to adjustment;

●	up to 1,000,000 shares of Common Stock that are issuable upon the exercise of Series E Warrants at $1.50 per share, subject to adjustment (the “Term Loan Warrants”), that were issued as part of the consideration for Term Loan Amendment Number 6;

●	up to 500,000 shares of Common Stock that are issuable upon the exercise of Series E Warrants at $1.50 per share, subject to adjustment (the “IRG Split Note Warrants”), that were issued as part of the consideration for the Amended Assigned IRG Note;

●	up to 500,000 shares of Common Stock that are issuable upon the exercise of Series F Warrants (defined herein) at $1.09 per share, subject to adjustment (the “JKP Split Note Warrants”), that were issued as part of the consideration for the Amended Assigned JKP Note;

●	up to 1,000,000 shares of Common Stock that are issuable upon the exercise of Series F Warrants at $1.09 per share, subject to adjustment (the “JKP Promissory Note Warrants”), that were issued as part of the consideration for the Second Amendment to JKP Promissory Note;

●	up to 125,000 shares of Common Stock that are issuable upon the exercise of Series G Warrants at $1.50 per share, subject to adjustment (the “New Note Warrants” and, together with the Term Loan Warrants, the IRG Split Note Warrants, the JKP Split Note Warrants, the JKP Promissory Note Warrants, the Amended and Restated Series C Warrants and the Amended and Restated Series D Warrants, the “Warrants”) that were issued as part of the consideration for the New Loan;

●	up to 10,000,000 shares of Common Stock issuable in connection with the conversion of our 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), that were issued in exchange for the shares of our 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), held by CH Capital Lending, as part of the consideration for Term Loan Amendment Number 6.

The Convertible Debt, the Commitment Fee Shares, the Warrants and the Series C Preferred Stock were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The terms of these transactions are described in greater detail under “The Company—Description of Private Issuances,” beginning on page 2.

We are registering the Resale Shares for resale pursuant to the Selling Stockholders’ registration rights under a registration rights agreement between us and the Selling Stockholders. Subject to any contractual restrictions on them selling the Resale Shares they hold, the Selling Stockholders may offer, sell or distribute all or a portion of their Resale Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of Resale Shares by the Selling Stockholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Stockholders for legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Stockholders will offer or sell any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our Series A Warrants are traded on Nasdaq under the symbol “HOFVW”. On August 25, 2022, the closing price of our Common Stock was $1.05 and the closing price of our Series A Warrants was $0.23.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined in the Securities Act, and as such, are subject to certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) pursuant to which we and the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information provided in this prospectus, any applicable prospectus supplement, any free writing prospectus we have prepared or any documents incorporated by reference into this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Hall of Fame Resort & Entertainment Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you” or “your,” we mean the potential holders of our shares of our Common Stock.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the Commission.

Our website address is www.HOFREco.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as provided above. Forms of documents establishing the terms of offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website, as provided above.

Incorporation by Reference

The Commission’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 14, 2022 (File No. 001-38363) including the portions of our definitive proxy statement filed with the SEC on Schedule 14A on April 28, 2022 that are incorporated by reference therein;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 10, 2022, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Commission on August 11, 2022 (File No. 001-38363);

(c) The Company’s Current Reports on Form 8-K, filed with the Commission on March 2, 2022, March 10, 2022, March 29, 2022, April 14, 2022, April 29, 2022, May 13, 2022, May 27, 2022, June 13, 2022, June 17, 2022, June 24, 2022, July 6, 2022 and August 10, 2022 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38363); and

(d) The description of our Common Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 14, 2022 (File No. 001-38363), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Hall of Fame Resort & Entertainment Company
2626 Fulton Drive NW
Canton, OH 44718
(330) 458-9176

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, (i) our ability to recognize the anticipated benefits of the business combination; (ii) our ability to maintain the listing of our shares on Nasdaq; (iii) our ability to manage growth; (iv) our ability to execute our business plan and meet our projections, including refinancing our existing term loan and obtaining financing to construct planned facilities; (v) potential litigation involving the Company; (vi) changes in applicable laws or regulations; (vii) general economic and market conditions impacting demand for our products and services, and in particular economic and market conditions in the resort and entertainment industry; and (viii) the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “forecast,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	We are an early stage company with a minimal track record and limited historical financial information available.

●	Our ability to implement our proposed business strategy may be materially and adversely affected by many known and unknown factors.

●	The success of our business is substantially dependent upon the continued success of the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), brand and our ability to continue to secure favorable contracts with and maintain a good working relationship with PFHOF and its management team.

●	We rely on sponsorship contracts to generate revenues.

●	We will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

●	Our planned sports betting, fantasy sports and eSports operations and the growth prospects and marketability of such operations are subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

●	Changes in consumer tastes and preferences for sports and entertainment products, including fantasy sports, sports betting and eSports, or declines in discretionary consumer spending, consumer confidence and general and regional economic conditions could reduce demand for our offerings and products and adversely affect the profitability of our business.

●	We are dependent on our management team, and the loss of one or more key employees could harm our business and prevent us from implementing our business plan in a timely manner.

●	The high fixed cost structure of our operations may result in significantly lower margins if revenues decline.

●	The COVID-19 pandemic could continue to have a material adverse effect on our business.

●	Cyber security risks and the failure to maintain the integrity of internal or guest data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

●	The suspension or termination of, or the failure to obtain, any business or other licenses may have a negative impact on our business.

●	We will have to increase leverage to develop the Company, which could further exacerbate the risks associated with our substantial indebtedness, and we may not be able to generate sufficient cash flow from operations to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

●	Our Series A Warrants and Series B Warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on our financial results.

●	Our Certificate of Incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

●	We currently have outstanding, and we may in the future issue, instruments which are exercisable for or convertible into shares of Common Stock, which will result in dilution of our Common Stock.

●	Antidilution provisions in certain of our convertible debt instruments may result in a reduction of the conversion price, which would result in additional dilution of our Common Stock.

●	Our Common Stock may be delisted from the Nasdaq Capital Market if we cannot satisfy Nasdaq’s continued listing requirements or we may be required to conduct a reverse stock split to maintain our listing on the Nasdaq Capital Market.

●	The trading price of our securities has been, and likely will continue to be, volatile and you could lose all or part of your investment.

●	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus, as well as the information that is incorporated by reference in this prospectus, in its entirety. In evaluating forward-looking statements, you should consider the risks and uncertainties contained in our reports filed with the Commission. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

v

The Company

The Company

We are a resort and entertainment company, leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village powered by Johnson Controls, a multi-use sports and entertainment destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming and sponsorships. The strategic plan has been developed in three phases of growth: Phase I, Phase II, and Phase III.

Phase I of the Hall of Fame Village powered by Johnson Controls is operational, consisting of the Tom Benson Hall of Fame Stadium, Forever Lawn Sports Complex at Hall of Fame Village (the “Sports Complex”), and HOF Village Media Group, LLC (“Hall of Fame Village Media” or the “Media Company”). The Tom Benson Hall of Fame Stadium hosts multiple sports and entertainment events, including the NFL Hall of Fame Game, Enshrinement and Concert for Legends during the annual Pro Football Hall of Fame Enshrinement Week. The Sports Complex hosts camps and tournaments for football players, as well as athletes from across the country in other sports such as lacrosse, rugby and soccer. Hall of Fame Village Media leverages the sport of professional football to produce exclusive programming by licensing the extensive content controlled by the PFHOF as well as new programming assets developed from live events such as youth tournaments, camps and sporting events held at the Sports Complex and the Tom Benson Hall of Fame Stadium.

We are developing new hospitality, attraction and corporate assets surrounding the Pro Football Hall of Fame Museum as part of our Phase II development plan. Phase II plans for future components of the Hall of Fame Village powered by Johnson Controls include two hotels (one on campus and one in downtown Canton that opened in November 2020), the Hall of Fame Indoor Waterpark, the Constellation Center for Excellence (an office building including retail and meeting space, that opened in October 2021), the Center for Performance (a convention center/field house), the Play Action Plaza, and the Fan Engagement Zone. We are pursuing a differentiation strategy across three pillars, including destination-based assets, the Media Company, and gaming (including the fantasy football league we acquired a majority stake in 2020 and both retail and online sports betting partnerships). Phase III expansion plans may include a potential mix of residential space, additional attractions, entertainment, dining, merchandise and more.

Background

The Hall of Fame Resort & Entertainment Company (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets.

On July 1, 2020, we consummated the business combination with HOF Village, LLC, a Delaware limited liability company (“HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020, the “Merger Agreement”), by and among the Company, GPAQ Acquiror Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), GPAQ Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), HOF Village and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”). The transactions contemplated by the Merger Agreement are referred to in this prospectus as the “Business Combination.”

Upon the consummation of the Business Combination: (i) Acquiror Merger Sub merged with and into GPAQ, with GPAQ continuing as the surviving entity (the “Acquiror Merger”) and (ii) Company Merger Sub merged with and into Newco, with Newco continuing as the surviving entity (the “Company Merger”). In advance of the Company Merger, HOF Village transferred all of its assets, liabilities and obligations to Newco pursuant to a contribution agreement. In connection with the closing of the Business Combination, the Company changed its name from “GPAQ Acquisition Holdings, Inc.” to “Hall of Fame Resort & Entertainment Company.” As a result of the Business Combination, GPAQ and Newco continue as our wholly owned subsidiaries.

Description of Private Issuances

On March 1, 2022, the Company executed a series of transactions with CH Capital Lending, LLC (“CH Capital Lending”) and IRG, LLC (“IRG”), each of which is controlled by the Company’s director Stuart Lichter, and JKP Financial, LLC (“JKP”), whereby CH Capital Lending, IRG and JKP extended the maturity date of certain of the Company’s debt in the aggregate principal amount of approximately $22.9 million to March 31, 2024. On April 27, 2022, Midwest Lender Fund, LLC, a limited liability company wholly owned by our director Stuart Lichter (“MLF”), loaned $4,000,000 to HOF Village Center For Performance, LLC, a subsidiary of the Company. These transactions and related private issuances are described below.

Amendment Number 6 to Term Loan

On March 1, 2022, CH Capital Lending, as assignee, entered into an Assignment of Loan and Loan Documents (the “Assignment of Loan and Loan Documents”) with Aquarian Credit Funding LLC (“Aquarian”), as administrative agent, Investors Heritage Life Insurance Company (“IHLIC”), as a lender, pursuant to which Aquarian and IHLIC sold and assigned to CH Capital Lending their respective interests in the $7.4 million term loan (the “Term Loan”) and related loan documents under term loan agreement, dated as of December 1, 2020 (as amended, the “Term Loan Agreement”), among the Company, Newco, and certain of Newco’s subsidiaries, as borrowers, and the lenders party thereto, and Aquarian, as lead arranger, administrative agent, collateral agent and representative of the lenders, as amended by (i) Amendment Number 1 to Term Loan Agreement, dated as January 28, 2021; (ii) Amendment Number 2 to Term Loan Agreement, dated as of February 15, 2021; (iii) Amendment Number 3 to Term Loan Agreement, dated as of August 30, 2021; (iv) Amendment Number 4 to Term Loan Agreement, dated as of August 30, 2021; and (v) Amendment Number 5 to Term Loan Agreement, dated as of December 15, 2021.

On March 1, 2022, the Company entered into Amendment Number 6 to Term Loan Agreement (“Term Loan Amendment Number 6”) by and among the Company, Newco, HOF Village Stadium, LLC (“HOF Stadium”), and HOF Village Youth Fields, LLC (“HOF Youth Fields”), as borrowers, and CH Capital Lending, as administrative agent and lender. Under Term Loan Amendment Number 6, the maturity date of the Term Loan was extended to March 31, 2024. Also under Term Loan Amendment Number 6, the Term Loan was made convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price of $1.50 per share, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. Certain current and historical fees and expenses were added to the principal amount of the Term Loan so that the new principal amount is $8,347,839. Term Loan Amendment Number 6 increased the interest rate from 10% to 12%. Of such 12% per annum interest: (i) 8% per annum shall be payable monthly and (ii) 4% per annum shall be deferred and payable on the maturity date.

Prior to Term Loan Amendment Number 6, the Term Loan was secured by the Tom Benson Hall of Fame Stadium on the Company’s campus, the Company’s membership interests in Newco, and Newco’s membership interests in HOF Stadium and Uniform Commercial Code property related to the Tom Benson Hall of Fame Stadium along with bank accounts related to the Tom Benson Hall of Fame Stadium and the loan proceeds. Term Loan Amendment Number 6 added to the collateral for the Term Loan (i) the youth fields on the Company’s campus, (ii) Newco’s membership interests in HOF Youth Fields, and (iii) Uniform Commercial Code property related to the youth fields. All such collateral also now secures not only the Term Loan under the Term Loan Agreement but also the loans under the Amended Assigned IRG Note, the Amended Assigned JKP Note and the JKP Promissory Note (as such terms are defined below).

As part of the consideration for Term Loan Amendment Number 6: (i) the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”): (A) 330,000 shares of Common Stock to CH Capital Lending (“Term Loan Commitment Fee Shares”), and (B) a Series E Warrant to purchase 1,000,000 shares of Common Stock to CH Capital Lending (the “Term Loan Warrants”), (ii) the Company shall, subject to approval of its board of directors, create a series of preferred stock, to be known as 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, or Series C Preferred Stock, and, upon the request of CH Capital Lending, exchange each share of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share, or Series B Preferred Stock, that is held by CH Capital Lending for one share of Series C Preferred Stock, and (iii) the Company and CH Capital Lending are amending and restating Series C Warrants and Series D Warrants that the Company issued to CH Capital Lending (the “Amended and Restated Series C Warrants” and the “Amended and Restated Series D Warrants”, respectively), all as set forth in Term Loan Amendment Number 6.

Amendment Number 7 to Term Loan

On August 5, 2022, the Company entered into Amendment Number 7 to Term Loan Agreement (“Term Loan Amendment Number 7”) by and among the Company, Newco, HOF Stadium, and HOF Youth Fields, as borrowers, and CH Capital Lending, as administrative agent and lender. Term Loan Amendment Number 7 added historical fees and expenses and accumulated interest through July 31, 2022 to the principal amount of the Term Loan so that the new principal amount is $8,751,763.

Term Loan Warrants

The Term Loan Warrants have an exercise price of $1.50 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The Term Loan Warrants may be exercised from and after March 1, 2023, subject to certain terms and conditions set forth in the Term Loan Warrants. Unexercised Term Loan Warrants will expire on March 1, 2027. The Term Loan Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full on or before March 1, 2023, the Term Loan.

Amended and Restated Series C Warrants

The Amended and Restated Series C Warrants extend the term of the Series C Warrants to March 1, 2027. The exercise price of $1.40 per share doesn’t change, but the amendments subject the exercise price to a weighted-average antidilution adjustment. The amendments also remove provisions that previously caused the Series C Warrants to be accounted for as a liability. The Amended and Restated Series C Warrants can be accounted for as equity.

Amended and Restated Series D Warrants issued to CH Capital Lending

The Amended and Restated Series D Warrants issued to CH Capital Lending extend the term of such Series D Warrants to March 1, 2027. The exercise price of $6.90 per share does not change, but the amendments subject the exercise price to a weighted-average antidilution adjustment.

First Amended and Restated Promissory Note with IRG, LLC

On November 23, 2021, the Company issued to Industrial Realty Group, LLC (“Original Lender”) a promissory note in the original principal amount of $8,500,000 (the “Original Note”). Pursuant to an Assignment of Promissory Note, dated March 1, 2022, Original Lender assigned (a) a one-half (½) interest in the Original Note to IRG, LLC (the “IRG Split Note”) and (b) a one-half (½) interest in the Original Note to JKP Financial, LLC (the “JKP Split Note”).

On March 1, 2022, the Company entered into a First Amended and Restated Promissory Note with IRG, LLC, which amends and restates the IRG Split Note (the “Amended Assigned IRG Note”). The Amended Assigned IRG Note extended the maturity to March 31, 2024. Under the Amended Assigned IRG Note, the principal and accrued interest are convertible into shares of Common Stock at a conversion price of $1.50 per share, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. The principal amount of the Amended Assigned IRG Note is $4,273,543.46.

As part of the consideration for the Amended Assigned IRG Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 125,000 shares of Common Stock to IRG, LLC (“IRG Split Note Commitment Fee Shares”), and (ii) a Series E Warrant to purchase 500,000 shares of Common Stock to IRG, LLC (the “IRG Split Note Warrants”).

IRG Split Note Warrants

The IRG Split Note Warrants have an exercise price of $1.50 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The IRG Split Note Warrants may be exercised from and after March 1, 2023, subject to certain terms and conditions set forth in the IRG Split Note Warrants. Unexercised IRG Split Note Warrants will expire on March 1, 2027. The IRG Split Note Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full, on or before March 1, 2023, the Amended Assigned IRG Note.

First Amended and Restated Promissory Note with JKP Financial, LLC

On March 1, 2022, the Company entered into a First Amended and Restated Promissory Note with JKP Financial, LLC, which amends and restates the JKP Split Note (the “Amended Assigned JKP Note”). The Amended Assigned JKP Note extended the maturity to March 31, 2024. Under the Amended Assigned JKP Note, the principal and accrued interest are convertible into shares of Common Stock at a conversion price of $1.09 per share, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment. The principal amount of the Amended Assigned IRG Note is $4,273,543.46.

As part of the consideration for the Amended Assigned JKP Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 125,000 shares of Common Stock to JKP Financial, LLC (“JKP Split Note Commitment Fee Shares”), and (ii) a Series F Warrant to purchase 500,000 shares of Common Stock to JKP Financial, LLC (the “JKP Split Note Warrants”).

JKP Split Note Warrants

The JKP Split Note Warrants have an exercise price of $1.09 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The JKP Split Note Warrants may be exercised from and after March 1, 2022, subject to certain terms and conditions set forth in the JKP Split Note Warrants. Unexercised JKP Split Note Warrants will expire on March 1, 2027.

Second Amendment to JKP Promissory Note

On March 1, 2022, the Company entered into the Joinder and Second Amendment to Secured Cognovit Promissory Note (the “Second Amendment to JKP Promissory Note”), by and among (a) Newco, and HOF Village Hotel II, LLC (“Hotel II”), the makers; (b) the Company; and (c) JKP Financial, LLC, which amends the Secured Cognovit Promissory Note, dated as of June 19, 2020, originally executed by Hotel II and by HOF Village, in favor of JKP Financial, LLC, as assigned by HOF Village to Newco pursuant to that certain Contribution Agreement dated as of June 30, 2020, by and between HOF Village and Newco, and as amended by that certain First Amendment to Secured Promissory Note, dated as of December 1, 2020 (as so assigned and amended, the “JKP Promissory Note”).

The Second Amendment to JKP Promissory Note (i) revises the outstanding principal balance (the “JKP Promissory Loan”) of the JKP Promissory Note to include interest thereunder that has accrued and has not been paid as of March 1, 2022, and (ii) extends the maturity of the JKP Promissory Note to March 31, 2024. The Second Amendment to JKP Promissory Note amends the JKP Promissory Note to be convertible into shares of Common Stock at a conversion price of $1.09 per share, subject to adjustment. The conversion price is subject to a weighted-average antidilution adjustment.

As part of the consideration for the Second Amendment to JKP Promissory Note, the Company issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 280,000 shares of Common Stock to JKP Financial, LLC (“JKP Note Commitment Fee Shares”), and (ii) a Series F Warrant to purchase 1,000,000 shares of Common Stock to JKP Financial, LLC (the “JKP Promissory Note Warrants”).

JKP Promissory Note Warrants

The JKP Promissory Note Warrants have an exercise price of $1.09 per share, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The JKP Promissory Note Warrants may be exercised from and after March 1, 2022, subject to certain terms and conditions set forth in the JKP Promissory Note Warrants. Unexercised JKP Promissory Note Warrants will expire on March 1, 2027.

$4,000,000 Loan to Company

On April 27, 2022, Midwest Lender Fund, LLC, a limited liability company wholly owned by our director Stuart Lichter (“MLF”), loaned $4,000,000 (the “New Loan”) to HOF Village Center For Performance, LLC (“HOF Village CFP”), which New Loan is evidenced by a promissory note issued by HOF Village CFP to MLF (the “New Note”). Interest accrues on the outstanding balance of the New Note at 6.5% per annum, compounded monthly. The New Note matures on April 30, 2023 or if HOF Village CFP exercises its extension option, April 30, 2024. The New Note is secured by a mortgage encumbering the Center For Performance. MLF made the New Loan to HOF Village CFP in accordance with a letter agreement, dated March 1, 2022, between the Company and Stuart Lichter, which was amended April 16, 2022, and amended and assigned by Stuart Lichter to MLF April 26, 2022 (the “Letter Agreement”).

As part of the consideration for making the New Loan, following approval of shareholders of the Company in accordance with Nasdaq Listing Rule 5635(c), on June 8, 2022, the Company issued to MLF in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act: (i) 125,000 shares of Common Stock (“New Loan Commitment Fee Shares” and, together with the Term Loan Commitment Fee Shares, the IRG Split Note Commitment Fee Shares, the JKP Split Note Commitment Fee Shares and the JKP Note Commitment Fee Shares, the “Commitment Fee Shares”) and (ii) a Series G warrant (the “New Loan Warrants”) to purchase 125,000 shares of Common Stock. The New Loan Commitment Fee Shares and New Loan Warrants were issued as consideration for a $4 million loan made by MLF to HOF Village Center For Performance, LLC (“HOF Village CFP”), which is wholly-owned by the Company, evidenced by the Promissory Note, dated April 27, 2022, issued by HOF Village CFP to MLF (the “Promissory Note”). MLF made the New Loan to HOF Village CFP in accordance with the Letter Agreement. The New Loan Commitment Fee Shares and New Loan Warrants were issued following approval of the Company’s stockholders at the 2022 annual meeting of stockholders, as described below and in the 2022 proxy statement. The New Loan Warrants have an exercise price of $1.50 per share of Common Stock, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The New Loan Warrants may be exercised from and after June 8, 2023, subject to certain terms and conditions set forth in the New Loan Warrants. Unexercised New Loan Warrants will expire on June 8, 2027.

Registration Rights Agreement

On March 1, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with CH Capital Lending, IRG, LLC, JKP Financial, LLC and Stuart Lichter (the “Investors”). Pursuant to the Registration Rights Agreement, the Company has agreed to provide to the Investors certain customary resale registration rights with respect to (i) the Commitment Fee Shares, (ii) the shares of Common Stock issuable upon exercise of the Term Loan Warrants, the IRG Split Note Warrants, the JKP Split Note Warrants, the JKP Promissory Note Warrants, the New Loan Warrants, the Amended and Restated Series C Warrants and the Amended and Restated Series D Warrants, (iii) the shares of Common Stock issuable upon conversion of the principal and accumulated but unpaid interest under the Term Loan Agreement, the Amended Assigned IRG Note, the Amended Assigned JKP Note, and the JKP Promissory Note, and (iv) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.

Additional Information

Upon consummation of the Business Combination and, in connection therewith, we became a successor issuer to GPAQ by operation of Rule 12g-3(a) promulgated under the Exchange Act.

Our principal executive offices are located at 2626 Fulton Drive NW, Canton, Ohio 44718. Our telephone number is (330) 458-9176. Our website address is www.HOFREco.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

We are registering the issuance by us of:

●	up to 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), that may be issued upon exercise of warrants issued by us March 1, 2022 to purchase Common Stock at an exercise price of $1.50 per share of Common Stock, which we refer to as our Series E Warrants; and

●	up to 125,000 shares of Common Stock that may be issued upon exercise of warrants issued by us June 8, 2022 to purchase Common Stock at an exercise price of $1.50 per share of Common Stock, which we refer to as our Series G Warrants.

We are also registering the resale by the Selling Stockholders or their permitted transferees of up to 49,263,826 shares of Common Stock.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.

Issuance of Common Stock

The following information is as of August 1, 2022 and does not give effect to issuances of our Common Stock after such date, or the exercise of warrants or conversion of convertible securities after such date.

Shares of our Common Stock to be issued upon exercise of Series E Warrants	1,500,000

Shares of our Common Stock to be issued upon exercise of Series G Warrants	125,000

Shares of our Common Stock outstanding prior to exercise of all Series E Warrants and all Series G Warrants	117,629,003

Use of proceeds

We will receive up to an aggregate of approximately $2,250,000 from the exercise of the Series E Warrants, assuming the exercise in full of all such warrants for cash.

We will receive up to an aggregate of approximately $187,500 from the exercise of the Series G Warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Common Stock

Shares of Common Stock Offered by the Selling Stockholders

49,263,826 shares of our Common Stock comprising:

(i) 22,665,921 shares of Common Stock issuable upon the conversion of the principal and accumulated but unpaid interest under the Term Loan Agreement, the Amended Assigned IRG Note, the Amended Assigned JKP Note, and the JKP Promissory Note;

(ii) 985,000 outstanding shares of Common Stock;

(iii) 15,612,905 shares of Common Stock issuable upon the exercise of the Warrants; and

(iv) 10,000,000 shares of Common Stock issuable upon the conversion of the Series C Preferred Stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock to be offered by the Selling Stockholders, except with respect to amounts received by us upon exercise of the Warrants to the extent such warrants are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes.

Risk Factors	Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Ticker Symbols	Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “HOFV” and our Series A Warrants are traded on Nasdaq under the symbol “HOFVW”.

RISK FACTORS

Investment in our securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS

All of the shares of our Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $2,250,000 from the exercise of the Series E Warrants, assuming the exercise in full of the Series E Warrants for cash. We will receive up to an aggregate of approximately $187,500 from the exercise of the Series G Warrants, assuming the exercise in full of the Series G Warrants for cash. We expect to use the net proceeds from the exercise of the Series E Warrants and the Series G Warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Series E Warrants and the Series G Warrants.

There is no assurance that the holders of the Series E Warrants and the Series G Warrants will elect to exercise any or all of such warrants. To the extent that the Series E Warrants or Series G Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

Description of Securities

The following description of our securities is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the Commission. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

General

Pursuant to our Certificate of Incorporation, our authorized capital stock consists of (i) 300,000,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), and (ii) 5,000,000 shares of our preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

Voting Rights. Holders of Common Stock exclusively possess all voting power and each share of Common Stock has one vote on all matters submitted to our stockholders for a vote. Holders of Common Stock do not have any cumulative voting rights.

Dividend Rights. Holders of Common Stock will be entitled to receive dividends or other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Common Stock will be entitled to receive their ratable and proportionate share of our remaining assets.

Other Rights. Holders of Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Of the authorized Preferred Stock, 52,800 shares have been designated as 7.00% Series A Cumulative Redeemable Preferred Stock, or the “Series A Preferred Stock,” 15,200 shares have been designated as 7.00% Series B Convertible Preferred Stock, or the “Series B Preferred Stock,” and 15,000 shares have been designated as 7.00% Series C Convertible Preferred Stock, or the “Series C Preferred Stock.”

Series A Preferred Stock

We currently have 3,600 shares of Series A Preferred Stock outstanding.

On October 8, 2020, the Company filed a Certificate of Designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Certificate of Designations became effective upon filing. The number of authorized shares of Series A Preferred Stock is 52,800. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum, payable quarterly in arrears, as set forth in the Series A Certificate of Designations. The Series A Preferred Stock ranks senior to the Company’s Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”). The Series A Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Liquidation Preference”). Under the Series A Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series A Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then-outstanding shares of Series A Preferred Stock.

Holders of the Series A Preferred Stock have no voting rights, except as required by law, and have no rights of preemption or rights to convert such Series A Preferred Stock into shares of any other class of capital stock of the Company.

The Company must redeem for cash each share of Series A Preferred Stock 60 months after it is issued (the “Mandatory Redemption Date”), at a price per share equal to the Liquidation Preference (the “Redemption Price”); provided, however, that (i) holders of a majority of the then outstanding shares of Series A Preferred Stock may extend the Mandatory Redemption Date for any share of Series A Preferred Stock 12 months (i.e., to a date that is 72 months after the issue date for such share) (the “First Extension”), and (ii) if the First Extension is exercised, then holders of a majority of the then outstanding shares of Series A Preferred Stock may extend the Mandatory Redemption Date for any share of Series A Preferred Stock by an additional twelve (12) months (i.e., to a date that is 84 months after the issue date for such share).

The Company has the option to redeem for cash, in whole or in part, the shares of Series A Preferred Stock at the time outstanding, at a price per share equal to the Redemption Price.

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series A Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person, or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company (any of the foregoing, a “Business Combination Transaction”) shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series A Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series A Preferred Stock or the powers, designations, preferences and other rights of the Series A Preferred Stock.

Series B Preferred Stock

We currently have 200 shares of Series B Preferred Stock outstanding.

On May 13, 2021, the Company filed a Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing. The number of authorized shares of Series B Preferred Stock is 15,200. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series B Preferred Stock (“Series B Original Issue Date Price”).

Holders of the Series B Preferred Stock are entitled to a cumulative dividend at the rate of 7.00% per annum (the “Series B Dividend Rate”). For each share of Series B Preferred Stock, the Series B Dividend Rate is payable (A) 4.00% per annum in cash (the “Series B Mandatory Cash Dividend”), plus (B) at the election of the holder of such share of Series B Preferred Stock, either (A) 3.00% per annum in cash (the “Series B Elective Cash Dividend”), or (B) 3.00% per annum in shares of Common Stock, calculated in accordance with Section 4(b)(iv) of the Series B Certificate of Designations (the “Series B Elective PIK Dividend”). The Series B Mandatory Cash Dividends are payable quarterly in arrears, as set forth in the Series B Certificate of Designations. In connection with any Series B Automatic Conversion (defined below) or Series B Optional Conversion (defined below), the holder of each share of Series B Preferred Stock then being converted shall notify the Company, as to whether such holder wishes to receive the Series B Elective Cash Dividend or the Series B Elective PIK Dividend for such holder’s shares of Series B Preferred Stock then being converted.

The Series B Preferred Stock ranks senior to the Company’s Common Stock and ranks on par with the Company’s Series A Preferred Stock and the Series C Preferred Stock (as defined below) with respect to dividend rights and rights on the distribution of assets on any Liquidation Event. The Series B Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Series B Liquidation Preference”). Under the Series B Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series B Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then outstanding shares of Series B Preferred Stock.

Holders of the Series B Preferred Stock have no voting rights, except as required by law, and have no rights of preemption.

On the third anniversary of the date on which shares of Series B Preferred Stock are first issued (the “Series B Automatic Conversion Date”), each share of Series B Preferred Stock, except to the extent previously converted pursuant to a Series B Optional Conversion, shall automatically be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Series B Original Issue Date Price of such share of Series B Preferred Stock, plus (B) all accrued and unpaid Series B Mandatory Cash Dividends on such share of Series B Preferred Stock as of the Series B Automatic Conversion Date, divided by (ii) the Series B Conversion Price as of the Series B Automatic Conversion Date (the “Series B Automatic Conversion”). “Series B Conversion Price” means $3.06, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Common Stock.

At any time following the date on which shares of Series B Preferred Stock are first issued, and from time to time prior to the Series B Automatic Conversion Date, each holder of Series B Preferred Stock shall have the right, but not the obligation, to elect to convert all or any portion of such holder’s shares of Series B Preferred Stock into shares of Common Stock, on terms similar to the Series B Automatic Conversion (any such conversion, a “Series B Optional Conversion”).

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A Business Combination Transaction shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series B Preferred Stock or the powers, designations, preferences and other rights of the Series B Preferred Stock.

Series C Preferred Stock

We currently have 15,000 shares of Series C Preferred Stock outstanding.

On March 28, 2022, the Company filed a Certificate of Designations (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series C Preferred Stock. The Series C Certificate of Designations became effective upon filing. The number of authorized shares of Series C Preferred Stock is 15,000. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series C Preferred Stock (“Series C Original Issue Date Price”).

Holders of the Series C Preferred Stock are entitled to a cumulative dividend at the rate of 7.00% per annum (the “Series C Dividend Rate”). For each share of Series C Preferred Stock, the Series C Dividend Rate is payable (A) 4.00% per annum in cash (the “Series C Mandatory Cash Dividend”), plus (B) at the election of the holder of such share of Series C Preferred Stock, either (A) 3.00% per annum in cash (the “Series C Elective Cash Dividend”), or (B) 3.00% per annum in shares of Common Stock, calculated in accordance with Section 4(b)(iv) of the Series C Certificate of Designations (the “Series C Elective PIK Dividend”). The Series C Mandatory Cash Dividends are payable quarterly in arrears, as set forth in the Series C Certificate of Designations. In connection with any Series C Optional Conversion (defined below), the holder of each share of Series C Preferred Stock then being converted shall notify the Company, as to whether such holder wishes to receive the Series C Elective Cash Dividend or the Series C Elective PIK Dividend for such holder’s shares of Series C Preferred Stock then being converted (such date of notice in accordance with the Series C Certificate of Designations, the “Series C Conversion Election Effective Date”).

The Series C Preferred Stock ranks senior to the Company’s Common Stock and ranks on par with the Series A Preferred Stock and the Series B Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any Liquidation Event. The Series C Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Series C Liquidation Preference”). Under the Series C Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series C Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then outstanding shares of Series C Preferred Stock.

Holders of the Series C Preferred Stock have no voting rights, except as required by law, and have no rights of preemption.

At any time following the date on which shares of Series C Preferred Stock are first issued, each holder of Series C Preferred Stock shall have the right, but not the obligation, to elect to convert all or any portion of such holder’s shares of Series C Preferred Stock into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Series C Original Issue Date Price of such shares of Series C Preferred Stock, plus (B) all accrued and unpaid Series C Mandatory Cash Dividends on such shares of Series C Preferred Stock as of the Series C Conversion Election Effective Date, divided by (ii) the Series C Conversion Price as of the Series C Conversion Election Effective Date (the “Series C Optional Conversion”). “Series C Conversion Price” means $1.50, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Common Stock, and as adjusted pursuant to a weighted-average antidilution adjustment.

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series C Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A Business Combination Transaction shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series C Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series C Preferred Stock or the powers, designations, preferences and other rights of the Series C Preferred Stock.

Series A Warrants

Upon completion of the Business Combination, all of the warrants to purchase GPAQ common stock were cancelled and exchanged for Series A Warrants to purchase 1.421333 shares of Common Stock per Series A Warrant on the same terms and conditions as the original warrants. Each Series A Warrant entitles the registered holder to purchase 1.421333 shares of our Common Stock at a price of $11.50 per share of Common Stock, subject to adjustment as discussed below. The Series A Warrants will expire five years after the consummation of the Business Combination at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Series A Warrants are traded on Nasdaq under the symbol “HOFVW”. The Common Stock underlying the Series A Warrants are traded on Nasdaq under the symbol “HOFV.”

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Series A Warrant and have no obligation to settle such Series A Warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Series A Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Series A Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Series A Warrant unless Common Stock issuable upon such Series A Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Series A Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Series A Warrant, the holder of such Series A Warrant will not be entitled to exercise such Series A Warrant and such Series A Warrant may have no value and expire and be worthless. In the event that a registration statement is not effective for the exercised Series A Warrants, the purchaser of a unit of GPAQ that was detached into one share of GPAQ common stock and one GPAQ warrant that were exchanged for our Common Stock and Series A Warrant, will have paid the full purchase price for the unit solely for the share of GPAQ common stock underlying such unit.

We have agreed to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the Series A Warrants in accordance with the provisions of the warrant agreement governing the Series A Warrants. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Series A Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Series A Warrants who exercise their Series A Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the Series A Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Series A Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Series A Warrant holder; and

●	if, and only if, the reported last sale price of our Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Series A Warrant holders.

If and when the Series A Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the list of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Series A Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Series A Warrants, each Series A Warrant holder will be entitled to exercise its Series A Warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) Series A Warrant exercise price after the redemption notice is issued.

If we call the Series A Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Series A Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Series A Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Series A Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of our Common Stock issuable upon the exercise of our Series A Warrants. If our management takes advantage of this option, all holders of Series A Warrants would pay the exercise price by surrendering their Series A Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Series A Warrants, multiplied by the difference between the exercise price of the Series A Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Series A Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Common Stock to be received upon exercise of the Series A Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Series A Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Series A Warrants.

A holder of a Series A Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Series A Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable upon exercise of each Series A Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. An offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such offering (or issuable under any other equity securities sold in such offering that are convertible into or exercisable for our Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of our Common Stock paid in such offering divided by (y) the fair market value. For these purposes (i) if the offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Series A Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Common Stock on account of such shares of our Common Stock (or other shares of our capital stock into which the Series A Warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the Series A Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable upon exercise of each Series A Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Series A Warrants is adjusted, as described above, the Series A Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Series A Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Series A Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Series A Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Series A Warrants would have received if such holder had exercised their Series A Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Series A Warrant properly exercises the Series A Warrant within 30 days following public disclosure of such transaction, the Series A Warrant exercise price will be reduced as specified in the warrant agreement governing the Series A Warrants based on the Black-Scholes value (as defined in the warrant agreement) of the Series A Warrant.

The Series A Warrants are issued in registered form under the warrant agreement governing the Series A Warrants. The warrant agreement provides that the terms of the Series A Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Series A Warrants to make any change that adversely affects the interests of the registered holders of the Series A Warrants.

The Series A Warrants may be exercised upon surrender of the Series A Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Series A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Series A Warrants being exercised. The Series A Warrant holders do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their Series A Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Series A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Series A Warrants. If, upon the exercise of the Series A Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the Series A Warrant holder.

The Series A Warrants were issued pursuant to a warrant agent agreement by and between us and Continental Stock Transfer & Trust Company, the warrant agent.

Series B Warrants

We refer to the warrants that we issued in our November 2020 public offering as our Series B Warrants. Each Series B Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $1.40 per share of Common Stock, subject to adjustment as discussed below. The Series B Warrants will expire five years after the date of issuance at 5:00 p.m., New York City time. There is no public trading market for the Series B Warrants and the Series B Warrants are not listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Series B Warrants are traded on Nasdaq under the symbol “HOFV.”

Each Series B Warrant is exercisable at any time and will expire five years from the date of issuance. The Series B Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series B Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series B Warrant, the Series B Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series B Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series B Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series B Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

Each Series B Warrant represents the right to purchase one share of Common Stock at an exercise price of $1.40 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of Series B Warrants will not have the right to exercise any portion of the Series B Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series B Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise of the Series B Warrant.

The Series B Warrants are separately transferable following their issuance and through their expiration five years from the date of issuance. Subject to applicable laws and restrictions, a holder may transfer a Series B Warrant upon surrender of the Series B Warrant to us with a completed and signed assignment in the form attached to the Series B Warrant. The transferring holder will be responsible for any tax liability that may arise as a result of the transfer.

Except as set forth in the Series B Warrant, the holder of a Series B Warrant, solely in such holder’s capacity as a holder of a Series B Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

The provisions of each Series B Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Series B Warrants were issued pursuant to a warrant agent agreement by and between us and Continental Stock Transfer & Trust Company, the warrant agent.

Amended and Restated Series C Warrants

We refer to the warrants that we issued in our December 2020 private placement, as amended and restated on March 1, 2022, as our Series C Warrants or our Amended and Restated Series C Warrants. Each Series C Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $1.40 per share of Common Stock, subject to adjustment as discussed below, including a weighted-average antidilution adjustment. There is no public trading market for the Series C Warrants and the Series C Warrants are not listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Series C Warrants are traded on Nasdaq under the symbol “HOFV.”

Each Series C Warrant is exercisable beginning six months after the date of issuance and, following the amendment and restatement on March 1, 2022, will expire on March 1, 2027. The Series C Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series C Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series C Warrant, the Series C Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series C Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series C Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series C Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

Each Series C Warrant represents the right to purchase one share of Common Stock at an exercise price of $1.40 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Following the amendment and restatement of the Series C Warrants on March 1, 2022, the exercise price of the Series C Warrants is also subject to a weighted-average antidilution adjustment.

These Series C Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Series C Warrant upon surrender of the Series C Warrant to us with a completed and signed assignment in the form attached to the Series C Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Except as set forth in the Series C Warrant, the holder of a Series C Warrant, solely in such holder’s capacity as a holder of a Series C Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

The amendment and restatement of the Series C Warrants on March 1, 2022, removed provisions that previously caused the Series C Warrants to be accounted for as a liability. The Amended and Restated Series C Warrants can be accounted for as equity.

Series D Warrants

We refer to the warrants that we issued in our June 2021 private placement as our Series D Warrants. Each Series D Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $6.90 per share, subject to adjustment as discussed below. There is no public trading market for the Series D Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Series D Warrants are traded on Nasdaq under the symbol “HOFV.”

Each Series D Warrant is exercisable beginning six months after the date of issuance and will expire on March 1, 2027. The Series D Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series D Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series D Warrant, the Series D Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series D Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series D Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series D Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

Each Series D Warrant represents the right to purchase one share of Common Stock at an exercise price of $6.90 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances.

These Series D Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Series D Warrant upon surrender of the Series D Warrant to us with a completed and signed assignment in the form attached to the Series D Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Except as set forth in the Series D Warrant, the holder of a Series D Warrant, solely in such holder’s capacity as a holder of a Series D Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Amended and Restated Series D Warrants issued to CH Capital Lending

The Amended and Restated Series D Warrants issued to CH Capital Lending extend the term of such Series D Warrants to March 1, 2027. The exercise price of $6.90 per share does not change, but the amendments subject the exercise price to a weighted-average antidilution adjustment.

Series E Warrants

We refer to the warrants to purchase shares of Common Stock that we issued on March 1, 2022 in a private placement with an exercise price of $1.50 per share, subject to adjustment, as our Series E Warrants. The Series E Warrants consist of: (i) a Series E Warrant to purchase 1,000,000 shares of Common Stock issued by the Company to CH Capital Lending, or the Term Loan Warrants, and (ii) a Series E Warrant to purchase 500,000 shares of Common Stock issued to IRG, LLC, or the IRG Split Note Warrants. The Series E Warrants have an exercise price of $1.50 per share, subject to adjustment as described below. The Series E Warrants will expire five years from the date of issuance. There is no public trading market for the Series E Warrants, and the Series E Warrants are not listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Series E Warrants are traded on Nasdaq under the symbol “HOFV.”

Each Series E Warrant is exercisable beginning on March 1, 2023 and will expire on March 1, 2027. The Series E Warrants shall be cancelled without any further action on the part of the Company or the holder, in the event that the Company repays in full on or before March 1, 2023, the Term Loan. The Series E Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series E Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series E Warrant, the Series E Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series E Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series E Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series E Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

The exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances.

These Series E Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Series E Warrant upon surrender of the Series E Warrant to us with a completed and signed assignment in the form attached to the Series E Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Except as set forth in the Series E Warrant, the holder of a Series E Warrant, solely in such holder’s capacity as a holder of a Series E Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Series F Warrants

We refer to the warrants to purchase shares of Common Stock that we issued on March 1, 2022 in a private placement with an exercise price of $1.09 per share, subject to adjustment, as our Series F Warrants. The Series F Warrants consist of: (i) a Series F Warrant to purchase 1,000,000 shares of Common Stock issued by the Company to JKP Financial, LLC, or the JKP Promissory Note Warrants, and (ii) a Series F Warrant to purchase 500,000 shares of Common Stock issued to JKP Financial, LLC, or the JKP Split Note Warrants. The Series F Warrants have an exercise price of $1.09 per share, subject to adjustment as described below. The Series F Warrants will expire five years from the date of issuance. There is no public trading market for the Series F Warrants, and the Series F Warrants are not listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Series F Warrants are traded on Nasdaq under the symbol “HOFV.”

Each Series F Warrant is exercisable beginning on March 1, 2022 and will expire on March 1, 2027. The Series F Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series F Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series F Warrant, the Series F Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series F Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series F Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series F Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

The exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances.

These Series F Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Series F Warrant upon surrender of the Series F Warrant to us with a completed and signed assignment in the form attached to the Series F Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Except as set forth in the Series F Warrant, the holder of a Series F Warrant, solely in such holder’s capacity as a holder of a Series F Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Series G Warrants

We refer to the warrants to purchase shares of Common Stock that we issued on June 8, 2022 in a private placement with an exercise price of $1.50 per share, subject to adjustment, as our Series G Warrants or our New Loan Warrants. The Series G Warrant entitles the holder to purchase 125,000 shares of our Common Stock at an exercise price of $1.50 per share, subject to adjustment as discussed below. There is no public trading market for the Series G Warrants, and the Series G Warrants are not listed for trading on Nasdaq or any other securities exchange or market. The Common Stock underlying the Series G Warrants are traded on Nasdaq under the symbol “HOFV.”

The Series G Warrant is exercisable beginning one year after issuance and will expire five years from the date of issuance. The Series G Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common Stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Series G Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series G Warrant, the Series G Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Series G Warrant.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series G Warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series G Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Common Stock purchasable upon such exercise.

The exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances.

These Series G Warrants are separately transferable following their issuance and through their expiration. Subject to applicable laws and restrictions, a holder may transfer a Series G Warrant upon surrender of the Series G Warrant to us with a completed and signed assignment in the form attached to the Series G Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Except as set forth in the Series G Warrant, the holder of a Series G Warrant, solely in such holder’s capacity as a holder of a Series G Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Market Price and Ticker Symbol

Our Common Stock and Series A Warrants are currently listed on Nasdaq under the symbols “HOFV,” and “HOFVW,” respectively.

The closing price of our Common Stock and Series A Warrants on August 25, 2022, was $1.05 and $0.23, respectively.

Dividends Policy

Our board of directors will consider whether or not to institute a dividend policy. It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board of directors declaring any dividends in the foreseeable future.

Holders

As of August 1, 2022, there were 112 holders of record of our Common Stock, one holder of record of our Series A Preferred Stock, one holder of record of our Series B Preferred Stock, one holder of record of our Series C Preferred Stock, 12 holders of record of our Series A Warrants, one holder of record of our Series B Warrants, one holder of record of our Series C Warrants, one holder of record of our Series D Warrants, two holders of our Series E Warrants, one holder of record of our Series F Warrants, and one holder of record of our Series G Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and our Bylaws

Staggered Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes of approximately equal size, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chair, by our Chief Executive Officer or, subject to the procedures set forth in our Bylaws, by the Secretary of the Company at the written request in proper form of one or more stockholders holding at least a majority of all the shares of Common Stock entitled to vote at the special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Commission rules permit stockholders to submit proposals for inclusion in next year’s annual meeting proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2023 annual meeting must be received by our Secretary at 2626 Fulton Drive NW, Canton, OH 44718 no later than December 28, 2022.

Our Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our board of directors or a duly authorized committee thereof, (2) otherwise properly brought before the meeting by or at the direction of our board of directors or a duly authorized committee thereof, or (3) properly brought before the meeting by a stockholder who is a stockholder of record on the date the notice described below is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices set forth above:

●	not earlier than the close of business on February 8, 2023, and

●	not later than the close of business on March 10, 2023.

If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after June 8, 2023 (the one-year anniversary date of the 2022 annual meeting of stockholders), the notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the close of business on the later of:

●	the date 90 days prior to such meeting date or

●	the tenth day following the date such meeting date is first publicly announced or disclosed.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

We encourage stockholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.

Nomination of Director Candidates. You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the Secretary of the Company at the mailing address set forth above.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with the advance notice procedure set forth in our Bylaws, which, in general, require that our Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum Selection

Subject to limited exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) of the Company to bring (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. This forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our capital stock and Series A Warrants is Continental Stock Transfer & Trust Company.

Selling Stockholders

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 49,263,826 shares of our Common Stock comprising: (i) 22,665,921 shares of Common Stock issuable upon the conversion of the principal and accumulated but unpaid interest under the Term Loan Agreement, the Amended Assigned IRG Note, the Amended Assigned JKP Note, and the JKP Promissory Note; (ii) 985,000 outstanding shares of Common Stock that were issued by the Company to the Selling Stockholders in private placements on March 1, 2022 and June 8, 2022 (the “Commitment Fee Shares”); (iii) 15,612,905 shares of Common Stock issuable upon the exercise of the Warrants; and (iv) 10,000,000 shares of Common Stock issuable upon the conversion of the Series C Preferred Stock. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the permitted transferees under the Registration Rights Agreement who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 117,629,003 shares of Common Stock outstanding as of August 1, 2022.

We have determined beneficial ownership in accordance with the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, such shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Shares of Common Stock Offered(2)	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	Percent of Common Stock Beneficially Owned After the Offered Shares are Sold
CH Capital Lending, LLC(3)	45,875,195	30,154,971	16,720,224	14.0%
IRG, LLC(4)	2,974,028	3,474,028	0	—
JKP Financial, LLC(5)	15,481,025	15,481,025	0	—
Midwest Lender Fund, LLC(6)	125,000	250,000	0	—

(1)	The amounts set forth in this column include the shares of our Common Stock beneficially owned by each selling stockholder as of August 1, 2022 (including any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any warrants or other rights). The Series E Warrants and the Series G Warrants are not exercisable until March 1, 2023.

(2)	The number of shares of our Common Stock in the column “Shares of Common Stock Offered” represents all of the shares of our Common Stock that the Selling Stockholders may offer and sell from time to time under this prospectus.

(3)	Shares of Common Stock offered by CH Capital Lending, LLC consists of: (i) 6,240,868 shares of Common Stock issuable upon conversion of the $8,751,763 principal amount, plus deferred accumulated interest at maturity of $609,539, Term Loan Agreement, with an original conversion price of $1.50 per share, subject to adjustment; (ii) 330,000 outstanding shares of Common Stock; (iii) 10,036,925 shares of Common Stock that are issuable upon the exercise of the Amended and Restated Series C Warrants at $1.40 per share, subject to adjustment; (iv) 2,450,980 shares of Common Stock that are issuable upon the exercise of the Amended and Restated Series D Warrants at $6.90 per share, subject to adjustment; (v) 1,000,000 shares of Common Stock issuable upon the exercise of the Term Loan Warrants (Series E Warrants) at $1.50 per share, subject to adjustment; and (vi) 10,000,000 shares of Common Stock issuable upon conversion of the Series C Preferred Stock, with an original conversion price of $1.50 per share, subject to adjustment. Shares of Common Stock beneficially owned prior to the offering include the shares that are offered (other than shares issuable under the Term Loan Warrants (Series E Warrants), which are not exercisable within 60 days), plus: (a) 15,128,379 outstanding shares of Common Stock, and (b) 1,591,845 shares of Common Stock issuable to it upon the conversion of a $10,983,518 principal amount (as of June 30, 2022) convertible note of the Company with a conversion rate of 144.9304 shares of Common Stock per $1,000 principal amount. CH Capital Lending, LLC may be deemed to be beneficially owned by Stuart Lichter, through his indirect ownership of membership interests in CH Capital Lending, LLC. Stuart Lichter is a director of the Company.

(4)	Shares of Common Stock offered by IRG, LLC consists of: (i) 2,849,028 shares of Common Stock issuable upon conversion of the principal and accumulated but unpaid interest under the Amended Assigned IRG Note, with an original conversion price of $1.50 per share, subject to adjustment; (ii) 125,000 outstanding shares of Common Stock; and (iii) 500,000 shares of Common Stock issuable upon the exercise of the IRG Split Note Warrants (Series E Warrants), with an exercise price of $1.50 per share, subject to adjustment. Shares of Common Stock beneficially owned prior to the offering include the shares of Common Stock offered, excluding the shares of Common Stock issuable upon the exercise of the IRG Split Note Warrants (Series E Warrants), which is not exercisable in 60 days. IRG, LLC may be deemed to be beneficially owned by Stuart Lichter, through his indirect ownership of membership interests in IRG, LLC. Stuart Lichter is a director of the Company.

(5)	Shares of Common Stock offered by JKP Financial, LLC consists of: (i) 3,920,681 shares of Common Stock issuable upon conversion of the principal and accumulated but unpaid interest under the Amended Assigned JKP Note, with an original conversion rate of $1.50, subject to adjustment; (ii) 9,655,344 shares of Common Stock issuable upon conversion of the $8,394,836 principal amount, plus deferred accumulated interest at maturity of $2,129,490, JKP Promissory Note; (iii) 405,000 outstanding shares of Common Stock; (iv) 500,000 shares of Common Stock issuable upon the exercise of the JKP Split Note Warrants (Series F Warrants), with an exercise price of $1.09 per share, subject to adjustment; and (v) 1,000,000 shares of Common Stock issuable upon the exercise of the JKP Promissory Note Warrants (Series F Warrants), with an exercise price of $1.09 per share, subject to adjustment. Shares of Common Stock beneficially owned prior to the offering consist of the shares of Common Stock offered. John A. Mase is the Chief Executive Officer of JKP Financial, LLC.

(6)	Shares of Common Stock offered by Midwest Lender Fund, LLC consists of: (i) 125,000 outstanding shares of Common Stock; and (ii) 125,000 shares of Common Stock issuable upon the exercise of the New Note Warrants (Series G Warrants), with an exercise price of $1.50 per share, subject to adjustment. Shares of Common Stock beneficially owned prior to the offering consist of 125,000 outstanding shares of Common Stock. Shares of Common Stock beneficially owned prior to the offering exclude the New Note Warrants (Series G Warrants), which are not exercisable in 60 days. Midwest Lender Fund, LLC may be deemed to be beneficially owned by Stuart Lichter, through his ownership of membership interests in Midwest Lender Fund, LLC. Stuart Lichter is a director of the Company.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) 1,500,000 shares of Common Stock, that may be issued upon exercise of the Series E Warrants and (ii) 125,000 shares of Common Stock that may be issued upon exercise of the Series G Warrants.

We are also registering the resale by the Selling Stockholders, or their permitted transferees under the Registration Rights Agreement, of up to 49,263,826 shares of our Common Stock comprising: (i) 22,665,921 shares of Common Stock issuable upon the conversion of the principal and accumulated but unpaid interest under the Term Loan Agreement, the Amended Assigned IRG Note, the Amended Assigned JKP Note, and the JKP Promissory Note; (ii) 985,000 outstanding shares of Common Stock that were issued by the Company to the Selling Stockholders in private placements on March 1, 2022 and June 8, 2022 (the “Commitment Fee Shares”); (iii) 15,612,905 shares of Common Stock issuable upon the exercise of the Warrants; and (iv) 10,000,000 shares of Common Stock issuable upon the conversion of the Series C Preferred Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes permitted transferees under the Registration Rights Agreements selling securities received after the date of this prospectus from a Selling Stockholder. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees under the Registration Rights Agreement may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in the Registration Rights Agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders also may transfer the securities in other circumstances under the Registration Rights Agreement, in which case the permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a permitted transferee under the Registration Rights Agreement intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

With respect to a particular offering of the securities held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling stockholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Stockholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Series A Warrants are currently listed on Nasdaq under the symbols “HOFV” and “HOFVW”, respectively.

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts.

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Hunton Andrews Kurth LLP.

EXPERTS

The consolidated financial statements of Hall of Fame Resort & Entertainment Company as of and for the years ended December 31, 2021 and December 31, 2020, which have been incorporated by reference into this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.